April 30, 2014

Nanometrics Incorporated
1550 Buckeye Drive
Milpitas, CA 95035

RE:	Nanometrics Incorporated (“Borrower”)
Obligor Number 8718034090

Gentlemen:

Comerica Bank (the “Bank”) has approved the extension of the Revolving Maturity Date, as defined in that certain Loan and Security Agreement, dated February 14, 2007 (as such may be amended, restated, modified, supplemented or revised from time to time, the “Agreement”) from April 30, 2014 to May 31, 2014. Upon your execution of a counterpart of this letter, the Revolving Maturity Date shall be so amended.

The Agreement, as modified and amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this modification and amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement or any other Loan Document (as defined in the Agreement), as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

By execution of a counterpart of this letter, Borrower further represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date hereof, and that no default or event of default has occurred and is continuing under the Agreement or any other document, instrument or agreement entered into in connection therewith.

Sincerely,

Comerica Bank

By:	/s/ Robert Shutt
Name:	Robert Shutt
Title:	SVP

Acknowledged and accepted on April 30, 2014

Nanometrics Incorporated

By:	/s/ Ronald Kisling
Name:	Ronald Kisling
Title:	CFO